                                                                    EXHIBIT 11

                              DAMARK INTERNATIONAL, INC.

                          COMPUTATION OF EARNINGS PER SHARE
          (DOLLAR AND SHARE AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                     (UNAUDITED)

                                                       Quarter Ended          First Half Ended
                                                   ----------------------  -----------------------
                                                    June 28,   June 29,     June 28,    June 29,
                                                      1997       1996         1997        1996
                                                   ----------  ----------  ----------  -----------
PRIMARY EARNINGS PER SHARE
--------------------------

Income applicable to common stock . . . . . . . . .  $2,139      $1,516       $2,540      $1,331
                                                    -------     -------     --------    --------
                                                    -------     -------     --------    --------
Weighted average number of common and
   common equivalent shares outstanding:
      Weighted average common shares outstanding  .   8,026       8,461        8,040       8,581
      Dilutive effect of stock options after
      application of treasury stock method  . . . .     417        402           386         201
                                                    -------     -------     --------    --------
                                                      8,443       8,863        8,426       8,782
                                                    -------     -------     --------    --------
                                                    -------     -------     --------    --------
Income per common and common equivalent
   share  . . . . . . . . . . . . . . . . . . . . .  $  .25      $  .17       $  .30      $  .15
                                                    -------     -------     --------    --------
                                                    -------     -------     --------    --------

FULLY DILUTED EARNINGS PER SHARE
--------------------------------

Income applicable to common stock . . . . . . . . .  $2,139      $1,516       $2,540      $1,331
                                                    -------     -------     --------    --------
                                                    -------     -------     --------    --------
Weighted average number of common and
   common equivalent shares outstanding:
      Weighted average common shares outstanding  .   8,026       8,461        8,040       8,581
      Dilutive effect of stock options after
      application of treasury stock method  . . . .     569         469          462         234
                                                    -------     -------     --------    --------
                                                      8,595       8,930        8,502       8,815
                                                    -------     -------     --------    --------
                                                    -------     -------     --------    --------
Income per common and common equivalent share . . .  $  .25      $ .17        $  .30      $  .15
                                                    -------     -------     --------    --------
                                                    -------     -------     --------    --------

                                          12